UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 14, 2022

Resonant INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10900 Stonelake Blvd, Suite 100, Office 02-130
Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RESN	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 14, 2022, Resonant Inc., a Delaware corporation (“Resonant” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Murata Electronics North America, Inc., a Texas corporation (“Murata”), and PJ Cosmos Acquisition Company, Inc., a Delaware corporation and wholly owned subsidiary of Murata (“Purchaser”). Murata is a wholly-owned subsidiary of Murata Manufacturing Co., Ltd., of Kyoto, Japan.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $4.50 per Share, net to the tendering stockholder in cash, without interest and less any required withholding taxes (the “Per Share Amount”). Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”), and the Company will survive the Merger as a wholly-owned subsidiary of Murata. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares held by (i) the Company, Murata or their respective subsidiaries immediately prior to the Effective Time and (ii) stockholders of the Company who have properly and validly perfected their statutory appraisal rights under the Delaware General Corporation Law (“DGCL”)) will automatically be converted into the right to receive the Per Share Amount on the terms and subject to the conditions set forth in the Merger Agreement. Consummation of the Offer and the Merger is not conditional on Murata’s receipt of financing.

Purchaser has agreed to commence the Offer as promptly as reasonably practicable but no later than March 1, 2022, and the Offer will remain open for at least 20 business days. The Offer is subject to the satisfaction of customary conditions, including, among others, that (i) at least that number of Shares validly tendered and not withdrawn (other than Shares tendered by guaranteed delivery where actual delivery has not occurred), when added to any Shares already owned by Murata or any of its controlled subsidiaries, if any, equal a majority of the outstanding Shares as of immediately prior to the time at which Purchaser first accepts for payment the Shares tendered in the Offer, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the other conditions set forth in Annex A to the Merger Agreement have been satisfied or waived.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the DGCL, which permits completion of the Merger upon the collective ownership by Murata, Purchaser and any other subsidiary of Murata of one share more than 50% of the number of Shares that are then issued and outstanding, and if the Merger is so effected pursuant to Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger.

The board of directors of the Company has unanimously: (i) determined that the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are fair to, and in the best interests of, the Company and its stockholders; (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger; (iii) resolved that the Merger shall be effected as soon as practicable following the completion of the Offer without a vote of the Company’s stockholders pursuant to Section 251(h) of the DGCL; and (iv) subject to the terms of the Merger Agreement, resolved and agreed to recommend that holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

The Company, Murata and Purchaser have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding the operation of the Company’s business prior to the closing of the Merger.

The Company has agreed not to solicit, initiate or knowingly facilitate, or engage in discussions concerning, alternative proposals for the acquisition of the Company. However, subject to the satisfaction of certain conditions, the Company and its board of directors (the “Board”), as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include terminating the Merger Agreement, or changing the Board’s recommendation, following receipt of an unsolicited proposal, if the Board concludes in good faith after consultation with its advisors that failure to do so would be inconsistent with its fiduciary duties.

The Merger Agreement contains certain termination rights for each of the Company and Murata and further provides that upon termination of the Merger Agreement under specified circumstances the Company may be required to pay Murata a termination fee of $11.2 million. The Merger Agreement also provides that upon termination of the Merger Agreement under specified circumstances Murata may be required to pay the Company a termination fee of $15.0 million. In addition, upon termination of the Merger Agreement under specified circumstances, the Company may be required to reimburse Murata for up to $3.0 million of expenses. Any expenses the Company reimburses Murata would be offset against and reduce the amount of the termination fee otherwise payable by the Company to Murata.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Murata or Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Murata and Purchaser, rather than establishing matters of fact. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with the Merger Agreement without notice or liability to any other person. Any information concerning the subject matter of such representations and warranties may have changed, and may continue to change, since the date of the Merger Agreement, and such subsequent information may or may not be fully reflected in the Company’s public reports. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Murata or Purchaser. The Company’s stockholders are not third-party beneficiaries of the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Purchaser or any of their respective subsidiaries or affiliates.

Item 8.01.	Other Events.

On February 14, 2022 (February 15, 2022 in Japan), Resonant and Murata Manufacturing Co., Ltd. issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 14, 2022, by and among Resonant Inc., Murata Electronics North America, Inc. and PJ Cosmos Acquisition Company, Inc.*

99.1	Press Release, dated February 14, 2022.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*	The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Important Information and Where To Find It

The tender offer described herein (the “Offer”) has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell any shares of the common stock of Resonant or any other securities. At the time the Offer is commenced, Murata and Purchaser will file a tender offer statement on Schedule TO with the United States Securities and Exchange Commission (the “SEC”), and Resonant will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Any offers to purchase or solicitations of offers to sell may be made only pursuant to such tender offer statement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION / RECOMMENDATION STATEMENT REGARDING THE OFFER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These materials, when prepared and ready for release, will be made available to Resonant’s stockholders at no expense to them. In addition, investors and security holders may obtain a free copy of such materials (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer, which will be named in the tender offer statement.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this report, other than purely historical information, including estimates, projections and statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of the Company, Murata and Purchaser to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this report are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of the Company’s stockholders will tender their Shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; the effects of disruption from the transactions contemplated by the Merger Agreement on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of the Company, including those set forth in the Company’s filings with the SEC, especially in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 12, 2021 and in other periodic reports and filings with the SEC from time to time, including the Company’s Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2022	Resonant Inc.

	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

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